CUSIP NO. 125965103               SCHEDULE 13D

                                    EXHIBIT C

                             JOINT FILING AGREEMENT


         We, the signatories of Amendment 1 to the statement on Schedule 13D filed with respect to the Common Stock of CSK Auto Corporation to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) of the Securities Exchange Act of 1934.

Dated: September 23, 2003
                                    INVESTCORP, S.A.



                                    /s/ Salman A. Abbasi
                                    ----------------------------------------
                                    Name: Salman A. Abbasi
                                    Title: Authorized Representative

                                    SIPCO LIMITED

                                    /s/ CIP Limited
                                    ----------------------------------------
                                    Name: CIP Limited
                                    Title: Alternate Director


                                    INVESTCORP CSK HOLDINGS L.P.


                                    /s/ Gila Limited
                                    ----------------------------------------
                                    Name: Gila Limited
                                    Title: General Partner